Confidential

Alcon®

Presentation to the Independent Director Committee of the Board of Directors of Alcon, Inc.

Discussion Materials

December 2010

Greenhill

Alcon

Disclaimer

The accompanying material was compiled on a confidential basis for use solely by the Independent Director Committee of the Board of Directors of Alcon, Inc. ("Alcon") in evaluating the proposed transaction described herein. This material is not intended to and may not provide the sole basis for evaluating the proposed transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. These materials do not constitute and are not intended to be a recommendation to any person or entity as to whether to acquire or dispose of or take any action in respect of any securities of Alcon, Novartis AG or any other person. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. No representation or warranty, express or implied, is made in relation to the accuracy or completeness of any of the information presented herein or its suitability for any particular purpose.

Greenhill & Co., LLC ("Greenhill") does not undertake any obligation to update or revise the accompanying material.

In preparing these analyses, Greenhill has relied on publicly available information and other information provided to it by Alcon, Inc. and/or other potential transaction participants and their representatives and has assumed, without independent verification, the accuracy and completeness of all such information, and it should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by Alcon, Inc. and public sources without the assumption by Greenhill of responsibility for any independent verification thereof. Accordingly, neither Greenhill nor any of their respective officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such estimates, valuations and/or projections. Actual results may vary from such estimates, valuations or projections and such variations may be material.

The accompanying material does not constitute tax, accounting, legal or regulatory advice. This material must not be used for any purpose or copied, reproduced, distributed or passed to others at any time without the prior written consent of Greenhill.

Confidential

Alcon

Table of Contents

Confidential

Alcon

Overview of Transaction Terms

Greenhill has been asked to provide an opinion to the IDC as to whether the consideration to be received by holders of the Minority Shares pursuant to the proposed Merger Agreement is fair, from a financial point of view, to such holders

Novartis has proposed to acquire the remaining Alcon shares outstanding for Novartis stock and a potential cash component with an aggregate value of $168 per share

Offer includes Novartis Swiss-listed shares or ADSs based on a floating exchange ratio (not to exceed 2.8, subject to adjustment), with a cash component to be paid to the extent necessary to arrive at $168 per share

Transaction Summary

- The Independent Director Committee of the Board of Directors (the "IDC") of Alcon, Inc. ("Alcon") is considering the terms of a merger agreement (the "Merger Agreement") proposed by Novartis AG ("Novartis") to acquire the remaining Alcon shares that it does not already own (the "Minority Shares")
  - Minority Shares represent approximately 25% of the fully diluted shares outstanding
- The Merger Agreement contemplates the following consideration:
  - Stock consideration equal to a fixed value of $168 per Alcon share, including Novartis Swiss-listed shares or Novartis American Depository Shares ("ADSs"), based on an exchange ratio equal to $168 divided by the Novartis Share Value, but not greater than 2.8x (subject to adjustment) (the "Exchange Ratio")
    - Novartis Share Value to be determined during a measurement period of 10 trading days, ending on the trading day immediately prior to the Alcon EGM
    - Exchange Ratio to be adjusted downward if the value of 2.8 Novartis shares exceeds $168 per share
  - "Put option" to be settled for an amount in cash equal to $168 per share minus value of stock consideration
- Closing is targeted for April 1, 2011

Implied Valuation & Multiples Analysis(1)

Offer Price per Share	$168.00
Fully Diluted Shares (mm)	306.8
Implied Equity Value	**$51,539**
Plus: Net Debt	(2,469)
Implied Enterprise Value	**$49,070**

	IBES Consensus		Strategic Plan	
Year	EV / EBITDA	P / E	EV / EBITDA	P / E
2010E	17.3x	22.1x	16.9x	22.1x
2011E	15.6x	20.1x	15.4x	20.0x
2012E	14.3x	18.3x	14.1x	18.2x

Covenants and Closing Conditions

- Under the Merger Agreement, Alcon will be subject to customary interim operating covenants, including those restricting certain business activities between signing and closing
- Closing of the merger will be subject to the satisfaction of certain conditions set forth in the Merger Agreement, including:
  - Approval of two-thirds of each of the Novartis and Alcon shareholders (Novartis has agreed to vote its 75% stake in Alcon in favor of the Merger Agreement subject to certain conditions)
  - No order or injunction enforceable in Switzerland having been issued that prohibits completion of the merger
  - Effectiveness of Novartis' Form F-4 and listing of new shares
- In addition, Swiss merger law permits each party to renegotiate the merger agreement in the event of a material change with effect on the financial condition of either party up to the EGM

Notes: Analysis based on preliminary Strategic Plan ("Strategic Plan") prepared by Alcon management. IBES Consensus mean as of December 13, 2010
(1) Net debt as of September 30, 2010, excluding $152 mm of cash equivalents held in an irrevocable Rabbi trust for certain defined benefit pension plans of Alcon
Source: Strategic Plan

Confidential

Alcon

Initial Proposal for the Minority Shares

On April 7, 2008, Novartis announced it would purchase Nestlé's stake in Alcon pursuant to a 2-step transaction

Step 1: $143.18 per share in cash for ~24% of Alcon (closed July 8, 2008)

Step 2: put / call option pursuant to which Novartis exercised its call for ~51% of Alcon at an average price of $180.01 per share, excluding accrued interest (closed August 26, 2010)

- **Weighted average value of Step 1 and Step 2: ~$168 per share[(4)]**

- On April 7, 2008, Novartis announced it would acquire Nestlé S.A.'s ("Nestlé") 75%[(1)] stake in Alcon in a 2-step transaction pursuant to a Purchase and Option Agreement (the "Purchase Agreement")
  - Step 1: Novartis acquired 74.1 mm shares, 24%[(1)] of Alcon, for $10.6 billion[(2)] in cash, or $143.18 per share; closed on July 8, 2008 ("Step 1 Transaction")
  - Step 2: On January 4, 2010, Novartis announced its intention to acquire Nestlé's remaining 156.1 mm shares, 51%[(1)] of Alcon, for an average price of approximately $180 per share ("Step 2 Transaction")
  - Novartis acquired the Nestlé stake with the following price consideration[(3)]:

	Shares	Price
Step 1	74.1	$143.18
Step 2	156.1	180.01
Total / Wgt Avg	230.1	$168.16

- Upon exercising its call option on the remaining Nestlé-owned Alcon shares on January 4, 2010, Novartis made an offer to acquire the Minority Shares (the "Initial Merger Proposal")
  - Offered a fixed exchange ratio of 2.8 Novartis Swiss-listed shares or ADSs for each Minority Share, at the election of Alcon's Minority Shareholders (the "Minority Shareholders")
  - The December 31, 2009 Novartis closing price of CHF 56.50 implied a purchase price of approximately $153 per Minority Share at the time of the announcement
  - On January 12, 2010, Greenhill delivered its preliminary valuation analysis to the IDC, who determined that the Novartis bid was grossly inadequate

Notes: Capitalized terms assumed to have same definition as in the Purchase Agreement
(1) Assumes current fully diluted Alcon share count
(2) Amount prior to dividend adjustment of approximately $188 million
(3) Excludes "interest" consideration on the total Step 2 transaction value, accruing at 1.45% per annum from January 1, 2010 through the closing date of the transaction (August 26, 2010)
(4) Weighted average value of Step 1 and Step 2 equal to price received by Nestlé
Source: Nestlé / Novartis Purchase and Option Agreement (July 3, 2008)

Confidential

Alcon

Table of Contents

Confidential

Alcon

Alcon Share Price Performance

Prior to Initial Merger Proposal

Alcon's share price rose steadily over the course of 2009 due to positive results, increased analyst expectations and strong overall market momentum associated with the prospects of a global economic recovery

- **Alcon's stock traded heavily on 12/2/09 after UBS published a research report speculating about a squeeze-out of the Minority Shares (the "UBS Report")**

One Year Prior to Initial Merger Proposal



Share Price (USD)
Volume (mm)
$180
$160
$140
$120
$100
$80
$60
8
6
4
2
0
5/12/09: Alcon achieves required ownership in WaveLight AG to initiate squeeze-out
7/22/09 Alcon and AstraZeneca to collaborate on eye drug development
9/13/09: Alcon to acquire Swiss biotechnology firm, ESBATech AG, for $150 mm with additional $439 mm in potential milestone payments
12/14/09: Alcon to acquire Israeli glaucoma technology firm, Optonol Ltd.
12/2/09: Release of UBS Research report speculating on take-out price
Jan-09
Feb-09
Apr-09
May-09
Jul-09
Aug-09
Oct-09
Nov-09
Dec-09

Five Years Prior to Initial Merger Proposal



$190
$171
$153
$134
$116
$97
$79
$60
Global Economic Recession
Jan-05
Dec-05
Jan-07
Jan-08
Dec-08
Dec-09

Source: FactSet, Factiva as of 12/31/2009

Alcon

Alcon Share Price versus Initial Merger Proposal

Since Initial Merger Proposal (January 4, 2010)

Alcon shares currently trade at $160.72, 4.1% above the current value of the Initial Merger Proposal at $154.34

Alcon Share Price versus Initial Merger Proposal Value



$170
$160
$150
$140
$130
$120
$168 per share
8/26/10: Novartis completes purchase of Step 2 from Nestlé
7/6/10: Alcon announces acquisition of LenSx Lasers, Inc.
1/20/10: IDC rejects the Initial Merger Proposal as "grossly inadequate"
1/18/10: Alcon announces acquisition of ophthalmic pharma assets from Sirion
7/8/10: IDC announces creation and funding of Litigation Trust
6/28/10: Swiss corporate governance expert, Professor Hans Caspar von der Crone, supports the IDC's position against Novartis
10/24/10: Dr. Daniel Vasella, Chairman of Novartis, replaces Cary Rayment as Chairman of the Alcon Board of Directors
9/22/10: Novartis' Multiple Sclerosis drug, Gilenya, wins U.S. regulatory approval
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Alcon Share Price
Initial Merger Proposal
Merger Agreement Value

Alcon Share Price – Initial Merger Proposal Spread (% of Offer Price)



15%
12%
9%
6%
3%
0%
Average: 7.0%
Jan-10
Mar-10
May-10
Jul-10
Sep-10
Nov-10

Source: FactSet

Confidential

Alcon

Alcon Relative Share Price Performance

Prior to both the Step 1 Transaction and the Initial Merger Proposal, Alcon shares consistently outperformed those of its peers as well as broader market indices, primarily as a result of its strong operating results

Alcon's share price experienced a greater impact from the global economic recession, which was exacerbated by its first earnings miss, than the Peer Group and the broader market

Three Years Prior to Step 1 Transaction


180
170
160
150
140
130
120
110
100
90
80
Apr-05
Nov-05
Jun-06
Jan-07
Aug-07
Apr-08
66%
17%
11%
(5%)
Alcon
Novartis AG
S&P 500
Peer Group

One Year Prior to Step 1 Transaction


120
110
100
90
80
70
60
Apr-07
Jun-07
Aug-07
Oct-07
Dec-07
Feb-08
Apr-08
11%
4%
(5%)
(22%)
Alcon
Novartis AG
S&P 500
Peer Group

Absolute Price Performance

	Alcon	S&P 500	S&P Healthcare
2003	53%	26%	13%
2004	33%	9%	0%
2005	61%	3%	5%
2006	(14%)	14%	6%
2007	28%	4%	5%
2008	(38%)	(38%)	(24%)
2009	84%	23%	17%
IPO-4/4/08	**337%**	**19%**	**(4%)**

Five Years Prior to Initial Merger Proposal


220
200
180
160
140
120
100
80
60
40
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
104%
6%
(1%)
(8%)
Alcon
Novartis AG
S&P 500
Peer Group

Note: Peer Group includes Abbott Laboratories, Allergan Inc., Baxter International, Johnson & Johnson, Medtronic Inc., St. Jude Medical, Stryker Corporation and Zimmer Holdings
Source: FactSet

Confidential

Alcon

Table of Contents

Confidential

Alcon

Historical and Projected Operating Results

Summary 2010 – 2013 Strategic Plan

Alcon's Strategic Plan is the result of a company-wide, multiple-month planning process

The Strategic Plan was presented to the Alcon Board of Directors in September 2010

The IDC has indicated to Greenhill that it has confidence in the Strategic Plan, while also acknowledging risks associated with patent litigation and expirations, and health care reform

Management expects Alcon to generate a top-line CAGR of 9.2% between 2009A and 2013E, and to increase its EBIT and EBITDA margins by nearly 300 bps and 400 bps, respectively, over the same period

($ in millions, except per share data)	Historical		Projections				CAGR
	2008A	2009A	2010E	2011E	2012E	2013E	09 - 13
Pharmaceutical	$2,561	$2,677	$2,987	$3,254	$3,392	$3,665	8.2%
Surgical	2,881	2,997	3,226	3,538	3,949	4,411	10.1%
Consumer	852	825	887	950	1,046	1,169	9.1%
Total Revenues	**$6,294**	**$6,499**	**$7,100**	**$7,742**	**$8,387**	**$9,245**	**9.2%**
Growth	*12.4%*	*3.3%*	*9.2%*	*9.0%*	*8.3%*	*10.2%*	
COGS	$1,472	$1,614	$1,647	$1,861	$2,005	$2,134	7.2%
Gross Profit	**$4,822**	**$4,885**	**$5,453**	**$5,881**	**$6,382**	**$7,111**	**9.8%**
Margin	*76.6%*	*75.2%*	*76.8%*	*76.0%*	*76.1%*	*76.9%*	
SG&A	$1,961	$1,935	$2,030	$2,097	$2,196	$2,422	5.8%
R&D	619	665	745	843	983	1,157	14.9%
Amortization	29	24	58	71	64	63	27.3%
Total Operating Expenses	$2,608	$2,624	$2,833	$3,011	$3,243	$3,643	8.5%
EBIT	**$2,213**	**$2,261**	**$2,620**	**$2,870**	**$3,139**	**$3,468**	**11.3%**
Margin	*35.2%*	*34.8%*	*36.9%*	*37.1%*	*37.4%*	*37.5%*	
Net Interest Expense	($25)	($31)	($17)	($48)	($74)	($126)	n.a.
Other Non-Operating Expenses	156	(22)	(20)	6	6	6	n.a.
Pre-Tax Income	$2,083	$2,313	$2,658	$2,912	$3,207	$3,588	11.6%
Taxes	36	306	328	336	369	413	7.8%
Net Income	**$2,047**	**$2,007**	**$2,330**	**$2,577**	**$2,838**	**$3,175**	**12.1%**
Margin	*32.5%*	*30.9%*	*32.8%*	*33.3%*	*33.8%*	*34.3%*	
EPS	**$6.79**	**$6.66**	**$7.67**	**$8.46**	**$9.28**	**$10.34**	**11.6%**
Shares	301.6	301.3	303.6	304.7	305.8	307.1	n.a.
EBIT	**$2,213**	**$2,261**	**$2,620**	**$2,870**	**$3,139**	**$3,468**	**11.3%**
Depreciation	168	194	225	255	284	327	
Amortization	29	24	58	71	64	63	
EBITDA	**$2,409**	**$2,479**	**$2,903**	**$3,196**	**$3,487**	**$3,858**	**11.7%**
Margin	*38.3%*	*38.1%*	*40.9%*	*41.3%*	*41.6%*	*41.7%*	
Capital Expenditures	$302	$342	$327	$320	$347	$323	(1.4%)

Source: Alcon Management

Confidential

Alcon

Overview of Valuation Methodologies

In addition to considering the arms-length value negotiated between Nestlé and Novartis for control, Greenhill utilized multiple valuation methodologies to value Alcon

The overall market, as well as peer multiples, have changed meaningfully since the Nestlé / Novartis deal was announced in April 2008

- Greenhill used a number of methodologies to derive a valuation range for the equity of Alcon
  - **Comparable Company Trading Analysis**
    - Alcon has no closely comparable company or group
      - Allergan is viewed as the most comparable of all peers given its presence in ophthalmology
    - Alcon is unique in that it has always commanded a substantial multiple premium compared to most of its Peer Group
    - As such, Greenhill utilized the following methodologies to value Alcon:
      - Calculated Alcon's average historical EBITDA and earnings multiple premium to its Peer Group for the three years prior to the announcement of Novartis' intent to purchase Nestlé's stake (i.e. 4/4/05 – 4/4/08)
        - Applied the same multiple premia to the median multiples of Alcon's Peer Group today
      - Applied Allergan's multiples of EBITDA and earnings to Alcon projections
  - **Discounted Cash Flow Analysis**
    - Greenhill reviewed the present value of the projected unlevered cash flows to derive a valuation range for Alcon based on its Strategic Plan
      - Utilized the Strategic Plan projections through 2013E
      - Consistent with guidance provided by Alcon management, Greenhill assumed an interim growth rate of 6.5% for 2014E – 2022E to reflect Alcon's high-growth potential in the intermediate term
      - After 2022E, Greenhill assumed a perpetuity growth rate of 2.5%
  - **Selected Precedent Transaction Analysis**
    - Greenhill analyzed certain change-of-control precedent transactions and applied their multiples to derive an implied valuation range for Alcon
    - Greenhill notes that control is not changing hands in the proposed transaction
  - **Squeeze-out Premiums Paid Analysis**
    - Greenhill considered the unaffected trading price of Alcon and applied premiums paid in historical squeeze-out transactions

Confidential

Alcon

Summary of Fundamental Valuation Analyses

Standalone and Change of Control Value

Greenhill considered a wide variety of methodologies, and notes that a change of control will not result from the proposed Merger Agreement

		Methodology	Comments
Standalone Value	Comparable Company	Adjusted Peer EV / EBITDA	• 2010E EBITDA – $2,903 mm ▸ 8.0x – 9.0x • 2011E EBITDA – $3,196 mm ▸ 7.5x – 8.5x • 59.9% premium applied to reflect Alcon's historical trading premium to its peers
Standalone Value	Comparable Company	Adjusted Peer P / E	• 2010E Net Income – $2,330 mm ▸ 12.5x – 13.5x • 2011E Net Income – $2,577 mm ▸ 11.5x – 12.5x • 45.6% premium applied to reflect Alcon's historical trading premium to its peers
Standalone Value	Comparable Company	Allergan EV / EBITDA & P / E Multiples	• EV / EBITDA: ▸ 12.0x – 14.0x 2010E EBITDA ▸ 10.5x – 12.5x 2011E EBITDA • P/E: ▸ 21.5x – 23.5x 2010E Net Income ▸ 18.5x – 20.5x 2011E Net Income
Standalone Value	DCF	Standalone Discounted Cash Flows	• WACC range from 8.75% – 9.25% • Perpetuity growth rate of 2.5% • 2014E – 2022E Interim growth rate range of 6.0% – 7.0%
	Precedent Transactions	EV / EBITDA & P / E Multiples	• Medical device and specialty pharma deals greater than $1 bn since 2007 • LTM EBITDA – $2,832 mm ▸ 13.0x – 15.0x • LTM Net Income – $2,269 mm ▸ 22.0x – 25.0x
	Precedent Transactions	Minority Squeeze-Out Premiums	• Global precedent squeeze-outs greater than $1 bn since 2000 (range of 12.5% – 16.9% premiums) applied to: ▸ Pre- "UBS Report" close on 12/1/09 ▸ Analyst fundamental price targets prior to Initial Merger Proposal

Indicative Value Range ($ / Share)



$131
$147
$140
$151
$140
$157
$154
$175
$146
$166
$162
$168
Novartis Offer $168.00
Current Alcon Price $160.72
$120
$130
$140
$150
$160
$170
$180
$190
Per Share Price

Implied EV / 2010E EBITDA	11.8x	12.8x	13.9x	15.0x	16.0x	17.1x	18.2x	19.3x

Note: Valuation based on Strategic Plan. Includes fully diluted shares and net debt of ($2,469) million
Source: Company filings, Strategic Plan, FactSet, Capital IQ

Confidential

Alcon

Other Valuation Factors Considered

In addition to the traditional valuation methodologies summarized on the preceding page, Greenhill also considered the value that Nestlé received in arm's-length negotiations for its control stake

- Nestlé received a weighted value of $168 per share for its control stake
  - Value received was a product of arm's-length negotiations
  - The transaction was bifurcated into two steps to accommodate Nestlé, but was viewed as one transaction by Novartis
- Swiss law for Swiss-listed companies permits a discount of up to 25% to be paid to minority shareholders from what Novartis paid Nestlé for control
- Given that Alcon's shares are not listed in Switzerland, it was unclear how conflicting interpretations of Swiss law and Alcon's Organizational Regulations would be reconciled
  - This created risk that Novartis could "force" an inadequate deal on the Minority Shareholders once they had control

Confidential

Alcon

Table of Contents

Confidential

Alcon

Comparable Companies Analysis

Projected Operating Statistics

On average, Alcon generates EBITDA margins that are over 900 basis points higher than the Peer Group[(1)] median and net income margins that are over 1,300 basis points higher

2010E EBITDA Margin



Peer Group Median: 31.7%
39.8%
40.9%
37.0%
36.9%
33.0%
31.9%
31.4%
30.5%
30.2%
29.1%
Alcon (IBES)
Alcon (Mgmt)
Medtronic
Zimmer Holdings
Allergan
Johnson & Johnson
St. Jude Medical
Stryker
Abbott Laboratories
Baxter

2010E Net Income Margin



Peer Group Median: 19.7%
32.7%
32.8%
23.0%
21.3%
20.4%
20.2%
19.3%
18.5%
18.1%
18.0%
Alcon (IBES)
Alcon (Mgmt)
Medtronic
Johnson & Johnson
Zimmer Holdings
Allergan
St. Jude Medical
Abbott Laboratories
Baxter
Stryker

Note: Allergan highlighted in red as it is viewed to be more comparable than other peers given its participation in ophthalmic pharma space

(1) Composite of Abbott Laboratories, Allergan Inc., Baxter International, Johnson & Johnson, Medtronic Inc., St. Jude Medical, Stryker Corporation and Zimmer Holdings defined as the "Peer Group"

Source: IBES estimates as of December 13, 2010, Strategic Plan, FactSet, Capital IQ

Confidential

Alcon

Comparable Companies Analysis

Projected Operating Statistics

While Alcon has historically grown much faster than the Peer Group, its current growth expectations are more in line with its peers, and lower than its average historical growth rates

2009A – 2012E Revenue CAGR



Peer Group Median: 5.7%
8.6%
8.9%
9.1%
8.3%
8.1%
6.9%
4.6%
3.8%
3.7%
3.0%
Alcon (IBES)
Alcon (Mgmt)
Abbott Laboratories
St. Jude Medical
Allergan
Stryker
Baxter
Medtronic
Zimmer Holdings
Johnson & Johnson

Alcon Historical Statistics [1]

Year	Revenue Growth	Net Income Growth
2002A	9.5%	46.7%
2003A	13.2%	28.6%
2004A	14.9%	46.4%
2005A	11.6%	6.8%
2006A	12.1%	44.8%
2007A	14.3%	17.6%
2008A	12.4%	29.1%
2009A	3.3%	(2.0%)
2010E	9.8%	16.2%

2009A – 2012E Net Income CAGR



Peer Group Median: 11.9%
12.0%
12.2%
27.8%
22.6%
16.1%
12.6%
11.1%
10.7%
6.7%
6.6%
Alcon (IBES)
Alcon (Mgmt)
Allergan
Medtronic
St. Jude Medical
Stryker
Zimmer Holdings
Abbott Laboratories
Johnson & Johnson
Baxter

Note: Allergan highlighted in red as it is viewed to be more comparable than other peers given its participation in ophthalmic pharma space
(1) 2010E as per IBES Consensus mean
Source: IBES estimates as of December 13, 2010, Strategic Plan, FactSet, Capital IQ

Confidential

Alcon

Comparable Companies Analysis

Trading Statistics

The $168 per share offer implies a substantial premium for Alcon relative to its Peer Group on an Enterprise Value / EBITDA basis

- **This is consistent with historical (pre-Initial Merger Proposal) trading patterns**

2010E EV / EBITDA


Peer Group Median: 8.3x
17.3x
16.9x
13.1x
9.2x
8.5x
8.3x
8.2x
8.0x
7.8x
6.8x
Alcon (Offer, IBES)
Alcon (Offer, Mgmt)
Allergan
St. Jude Medical
Baxter
Abbott Laboratories
Johnson & Johnson
Stryker
Medtronic
Zimmer Holdings

2011E EV / EBITDA


Peer Group Median: 7.7x
15.6x
15.4x
11.6x
8.3x
8.0x
7.7x
7.7x
7.5x
7.5x
6.4x
Alcon (Offer, IBES)
Alcon (Offer, Mgmt)
Allergan
St. Jude Medical
Baxter
Johnson & Johnson
Abbott Laboratories
Stryker
Medtronic
Zimmer Holdings

Note: Allergan highlighted in red as it is viewed to be more comparable than other peers given its participation in ophthalmic pharma space
Source: IBES estimates as of December 13, 2010, Strategic Plan, FactSet, Capital IQ

Alcon

Comparable Companies Analysis

Trading Statistics

The $168 per share offer implies a substantial premium for Alcon relative to its Peer Group on a P/E basis

- This is consistent with historical (pre-Initial Merger Proposal) trading patterns



2010E P/E
Peer Group Median: 12.8x
22.1x
22.1x
22.3x
16.2x
13.8x
13.0x
12.6x
12.1x
11.3x
10.8x
Alcon (Offer, IBES)
Alcon (Offer, Mgmt)
Allergan
Stryker
St. Jude Medical
Johnson & Johnson
Baxter
Zimmer Holdings
Abbott Laboratories
Medtronic



2011E P/E
Peer Group Median: 12.2x
20.1x
20.0x
19.4x
14.7x
12.5x
12.4x
12.0x
11.3x
10.2x
10.1x
Alcon (Offer, IBES)
Alcon (Offer, Mgmt)
Allergan
Stryker
Johnson & Johnson
St. Jude Medical
Baxter
Zimmer Holdings
Medtronic
Abbott Laboratorie

Note: Allergan highlighted in red as it is viewed to be more comparable than other peers given its participation in ophthalmic pharma space
Source: IBES estimates as of December 13, 2010, Strategic Plan, FactSet, Capital IQ

Alcon

Alcon Has Historically Traded at a Substantial Premium

Through 12/31/2009 (Pre-Initial Merger Proposal)

Alcon has consistently traded at a meaningful premium to its peers

Alcon FY1 EV/EBITDA Valuation vs. Peer Group


30x
25x
20x
15x
10x
5x
Dec-02
Feb-04
Apr-05
Jun-06
Aug-07
Oct-08
Dec-09
Global Economic Recession
Average: 18.2x
Average: 12.7x
ACL 19.7x
Peer Group 9.4x
Alcon
Peer Group

Average FY1 EV / EBITDA Multiple by Period			
Period	Alcon	Peer Group	Premium (1)
4/4/05 to 4/4/08	19.5x	12.2x	59.9%
3-Month	18.2x	9.0x	101.0%
2009	14.1x	8.5x	66.0%
2008	16.8x	10.5x	58.0%
2007	19.1x	12.3x	54.6%
Since 2003	17.5x	11.9x	48.7%

Alcon FY1 P/E Valuation vs. Peer Group


45x
40x
35x
30x
25x
20x
15x
10x
Dec-02
Mar-04
Apr-05
Jun-06
Aug-07
Oct-08
Dec-09
Global Economic Recession
Average: 28.3x
Average: 21.2x
ACL 23.9x
Peer Group 14.9x
Alcon
Peer Group

Average FY1 P/E Multiple by Period			
Period	Alcon	Peer Group	Premium (1)
4/4/05 to 4/4/08	28.6x	19.6x	45.6%
3-Month	22.8x	14.2x	60.7%
2009	18.5x	13.2x	39.1%
2008	22.7x	16.6x	35.0%
2007	26.6x	19.4x	37.6%
Since 2003	26.6x	19.2x	38.1%

Note: Alcon went public in March of 2002 but sufficient analyst data is not available until the beginning of 2003; Peer Group includes Abbott Laboratories, Allergan Inc., Baxter International, Johnson & Johnson, Medtronic Inc., St. Jude Medical, Stryker Corporation and Zimmer Holdings

(1) Multiple premium to Peer Group calculated as daily average premium for selected time period rather than premia of average multiples for specified period

Source: FactSet

Confidential

Alcon

Comparable Company Valuation Range

Peer Group Premium Approach

Greenhill also used the following methodology:

- **Calculated Alcon's average historical EBITDA and earnings multiple premium to its Peer Group for the three years prior to the announcement of Novartis' intent to purchase Nestlé's stake (i.e. 4/4/05 – 4/4/08)**
- **Applied the same multiple premia to the median multiples of Alcon's Peer Group today**

A comparable company valuation analysis values Alcon's shares at approximately $136 – $149

Summary Valuation Range(1)

($ in millions, except per share data)

Method	Metric	Multiple Range Low	-	Multiple Range High	Premium to Market(2)	Enterprise Valuation Low	-	Enterprise Valuation High
Enterprise Value / EBITDA								
2010E	$2,903	8.0x	-	9.0x	59.9%	$37,143	-	$41,786
2011E	3,196	7.5x	-	8.5x	59.9%	38,336	-	43,448
		Plus: Net Cash				$2,469	-	$2,469
		Implied Equity Value Range				**$40,209**	-	**$45,086**
		Fully Diluted Shares Outstanding (mm)				305.8		306.2
		Implied per Share Price				**$131.49**	-	**$147.23**
		% Premium / (Discount) to Offer				***(21.7%)***		***(12.4%)***

Method	Metric	Multiple Range Low	-	Multiple Range High	Premium to Market(2)	Equity Valuation Low	-	Equity Valuation High
Price / Earnings								
2010E	$2,330	12.5x	-	13.5x	45.6%	$42,402	-	$45,794
2011E	2,577	11.5x	-	12.5x	45.6%	43,144	-	46,896
		Implied Equity Value Range				**$42,773**	-	**$46,345**
		Fully Diluted Shares Outstanding (mm)				306.0		306.3
		Implied per Share Price				**$139.77**	-	**$151.28**
		% Premium / (Discount) to Offer				***(16.8%)***		***(10.0%)***
		Average Implied per Share Price				**$135.63**	-	**$149.25**
		% Premium / (Discount) to Offer				***(19.3%)***		***(11.2%)***

Notes:
(1) Based on Strategic Plan projections
(2) Represents premiums on an EV / EBITDA basis and P/E basis to Peer Group from the 4/4/05 – 4/4/08 time range (see previous page for further details)
Source: Strategic Plan, CapIQ, FactSet

Confidential

Alcon

Comparable Company Valuation Range

Allergan Approach

Allergan is viewed as the most comparable of the peers given its presence in ophthalmology

A comparable company valuation analysis based on observed Allergan trading multiples values Alcon's shares at approximately $140 – $157

Summary Valuation Range(1)

($ in millions, except per share data)

Method	Metric	Multiple Range Low	-	Multiple Range High	Enterprise Valuation Low	-	Enterprise Valuation High
Enterprise Value / EBITDA							
2010E	$2,903	12.0x	-	14.0x	$34,836	-	$40,642
2011E	3,196	10.5x	-	12.5x	33,558	-	39,950
		Plus: Net Cash			$2,469	-	$2,469
		Implied Equity Value Range			**$36,666**	-	**$42,765**
		Fully Diluted Shares Outstanding (mm)			305.5		306.0
		Implied per Share Price			**$120.03**	-	**$139.74**
		% Premium / (Discount) to Offer			***(28.6%)***		***(16.8%)***

Method	Metric	Multiple Range Low	-	Multiple Range High	Equity Valuation Low	-	Equity Valuation High
Price / Earnings							
2010E	$2,330	21.5x	-	23.5x	$50,089	-	$54,748
2011E	2,577	18.5x	-	20.5x	47,667	-	52,820
		Implied Equity Value Range			**$48,878**	-	**$53,784**
		Fully Diluted Shares Outstanding (mm)			306.6		306.9
		Implied per Share Price			**$159.43**	-	**$175.23**
		% Premium / (Discount) to Offer			***(5.1%)***		***4.3%***
		Average Implied per Share Price			**$139.73**	-	**$157.48**
		% Premium / (Discount) to Offer			***(16.8%)***		***(6.3%)***

Note:
(1) Based on Strategic Plan projections
Source: Strategic Plan, CapIQ, FactSet

Alcon

Table of Contents

Confidential

Alcon

Summary of Discounted Cash Flow Assumptions

Management's Strategic Plan projections extend through 2013E

Rather than applying a typical perpetuity growth rate beginning in 2014E, Greenhill assumed an interim growth rate of 6.5% for Alcon cash flow for 2014E – 2022E to reflect the Company's growth prospects in the intermediate term and applied a more typical 2.5% perpetuity growth rate thereafter

- **Operating Projections**
  - Utilized the Strategic Plan projections provided by Alcon management through 2013E
  - Consistent with guidance provided by Alcon management, Greenhill assumed an interim growth rate of 6.5% for 2014E – 2022E to reflect Alcon's high-growth potential in the intermediate term, based on the following:
    - Assumed market growth rates of 6-7%
    - Alcon management's view that as a market leader they should grow at least as fast as the market, and with a goal to outpace market growth
    - Strong growth in emerging markets due to rising incomes and attractive cost/benefit proposition of eye care sector
    - Strong growth in the U.S. market due to an aging population
    - Less susceptible to reimbursement pressure in the U.S. due to geographic and channel diversity, and relatively low cost per procedure
  - After 2022E, assumed a perpetuity growth rate of 2.5%
  - Implicit in the projections is that the outcome of IP litigation against Alcon is favorable
- **Tax rate** – Alcon management instructed Greenhill to assume a ~1.1% per annum increase in Alcon's effective tax rate from 2014E through 2027E and then to hold the tax rate at 27% in perpetuity
- **Weighted Average Cost of Capital** – Greenhill assumed a mid-point of 9.0% to correspond with a predominantly equity-financed capital structure (which is consistent with peer capital structures)

Alcon

Summary Discounted Cash Flow Valuation

Standalone Valuation

To recognize Alcon's expected intermediate-term growth profile after the end of the Strategic Plan period, Greenhill has assumed free cash flow growth of 6.5% per annum for nine years, then 2.5% perpetual free cash flow growth

A discounted cash flow analysis suggests a per share valuation between $154 – $175

($ in millions, except per share data)

	Projected Operating Results				
	2010E	2011E	2012E	2013E	TV - 2027E (1)
Revenues	$7,100	$7,742	$8,387	$9,245	
EBITDA	$2,903	$3,196	$3,487	$3,858	
Less: Depreciation	(225)	(255)	(284)	(327)	
EBITA	$2,678	$2,941	$3,203	$3,531	$7,042
Less: Taxes	(329)	(338)	(368)	(406)	(1,901)
Unlevered Net Income	$2,349	$2,603	$2,835	$3,125	$5,141
Plus: Depreciation	225	255	284	327	652
Less: (Increase) / Decrease in Net Working Capital	(135)	(181)	(139)	(218)	(435)
Less: Capital Expenditures	(327)	(320)	(347)	(323)	(644)
Unlevered Free Cash Flow	**$2,112**	**$2,357**	**$2,633**	**$2,911**	**$4,714**
Terminal Cash Flow					$4,714
Perpetuity Growth Rate					2.5%
Terminal Value					**$74,333**
PV of Cash Flows at WACC of 9.00%	$522	$2,209	$2,264	$2,297	$16,810

Sum of Present Value of Cash Flows @ 9.00%	*64.9%*	$31,072
PV of TV @ perpetuity growth rate of 2.5%	*35.1%*	16,810
Enterprise Value	*100.0%*	**$47,882**
Net Debt		(2,469)
Equity Value		**$50,351**
Shares Outstanding (mm)		306.7
Value per Share		**$164.18**

Implied Exit EBITDA Multiple: 9.7x

Value Per Share Sensitivity (2)

	Interim Growth Rate				
WACC	5.50%	6.00%	6.50%	7.00%	7.50%
8.50%	$167.60	$172.28	$177.11	$182.12	$187.30
8.75%	$161.38	$165.81	$170.39	$175.12	$180.02
9.00%	$155.64	$159.84	$164.18	$168.66	$173.31
9.25%	$150.33	$154.31	$158.43	$162.69	$167.09
9.50%	$145.38	$149.18	$153.09	$157.14	$161.33

Value Per Share Sensitivity (3)

	Perpetuity Growth Rate				
WACC	1.50%	2.00%	2.50%	3.00%	3.50%
8.50%	$164.32	$170.23	$177.11	$185.25	$195.01
8.75%	$158.83	$164.18	$170.39	$177.67	$186.33
9.00%	$153.71	$158.57	$164.18	$170.72	$178.44
9.25%	$148.92	$153.35	$158.43	$164.32	$171.24
9.50%	$144.42	$148.47	$153.09	$158.42	$164.63

Notes: Assumes mid-year discounting; effective tax rates from Strategic Plan applied to EBITA; tax rates assumed to increase ~1.1% per annum from 2013E through 2027E and then assumed to remain at 27% into perpetuity per management guidance

(1) Terminal value calculated assuming 6.5% constant growth in FCF line items (excluding effect of tax escalation) for 2014E through 2022E; 2023E through 2027E grown at perpetuity rate; 2027E statistic used as terminal cash flow to calculate terminal value

(2) Assumes 2.5% perpetuity growth rate

(3) Assumes 6.5% interim growth rate

Source: Strategic Plan

Confidential

Alcon

Table of Contents

Confidential

Alcon

Precedent Transaction Analysis

Change of Control Transactions – Medical Device & Specialty Pharmaceuticals

Greenhill reviewed precedent transaction multiples, but notes that control is not changing hands in the proposed Merger Agreement

- **One would expect control transaction multiples to exceed the implied multiples for non-control transactions**

Alcon's revenue is split roughly equally between its Surgical and Pharmaceutical businesses, which together represent nearly 90% of Alcon's total revenue

($ in millions)

Announcement Date	Target	Acquiror	Deal Value	LTM Transaction Multiples		
				EV / Revenue	EV / EBITDA	P / E
Medical Device Transactions						
2010-Oct	Boston Scientific (Neurovascular division)	Stryker Corp.	$1,500	4.31x	NA	NA
2010-Oct	AGA Medical Holdings, Inc.	St. Jude Medical Inc.	1,269	6.05x	29.6x	NM
2010-Jun	Talecris Biotherapeutics Holdings Corp.	Grifols USA, LLC	3,954	2.56x	13.0x	24.8x
2010-Jun	ev3 Inc.	Covidien Group S.a.r.l.	2,567	5.43x	31.3x	46.0x
2010-Feb	Millipore Corp.	Merck KGaA	7,150	4.32x	18.1x	36.0x
2009-Jan	Advanced Medical Optics Inc.	Abbott Laboratories	2,768	2.34x	10.8x	32.4x
2008-Dec	Mentor Corporation	ETHICON, INC.	1,126	2.95x	13.3x	22.2x
2008-Jul	Vital Signs, Inc.	GE Healthcare Ltd.	883	3.94x	17.8x	31.1x
2008-Jun	Applied Biosystems, Inc.	Life Technologies Corporation	6,460	2.97x	13.4x	21.7x
2008-May	ConvaTec, Inc.	Nordic Capital; Avista Capital Holdings, L.P.	4,080	3.33x	NA	NA
2008-Apr	LifeCell Corporation	Kinetic Concepts Inc.	1,743	8.61x	35.3x	NM
2007-Dec	Respironics Inc.	Koninklijke Philips Electronics NV	5,100	3.90x	20.2x	36.4x
2007-Jul	Dade Behring Holdings Inc.	Siemens Medical Solutions Inc.	7,124	3.92x	16.5x	43.3x
2007-Jun	Biomet Inc.	Investor Group	11,272	5.35x	19.2x	34.0x
2007-May	Bausch & Lomb Incorporated	Warburg Pincus LLC	4,006	1.72x	15.3x	NM
		Medical Device Mean		**4.11x**	**19.5x**	**32.8x**
		Medical Device Median		**3.92x**	**17.8x**	**33.2x**
Specialty Pharma Transactions						
2010-Oct	King Pharmaceuticals Inc.	Pfizer Inc.	$3,262	2.08x	8.4x	42.8x
2010-Jun	Valeant Pharmaceuticals International	Biovail Corporation	3,863	4.37x	10.5x	12.6x
2010-May	Piramal (Domestic Formulations Business)	Abbott Laboratories	3,720	NA	NA	NA
2009-Dec	Chattem Inc.	Sanofi Aventis	2,176	4.70x	13.2x	20.8x
2009-Sep	Solvay Pharmaceuticals S.A.	Abbott Laboratories	7,627	1.93x	NA	NA
2009-Sep	Sepracor, Inc.	Dainippon Sumitomo Pharma Co Ltd	2,386	1.79x	7.8x	12.0x
2009-Aug	Procter & Gamble Pharmaceuticals, Inc.	Warner Chilcott plc	2,984	1.29x	3.5x	5.5x
2009-Apr	Stiefel Laboratories, Inc.	GlaxoSmithKline plc	3,600	4.00x	NA	NA
		Specialty Pharma Mean		**2.88x**	**8.7x**	**18.7x**
		Specialty Pharma Median		**2.08x**	**8.4x**	**12.6x**
		Total Mean (1)		**3.50x**	**14.1x**	**25.8x**
		Total Median (1)		**3.00x**	**13.1x**	**22.9x**

Note: Includes selected change of control medical device and specialty pharma transactions greater than $1 billion in equity value since 2007
(1) "Total" uses mean and median of segment (Medical Device and Specialty Pharma) mean and median, respectively
Source: Public filings, press releases, Capital IQ, Thomson

Confidential

Alcon

Precedent Transaction Valuation Range

Greenhill reviewed precedent transaction multiples, but notes that control is not changing hands in the proposed transaction

A change of control precedent transaction valuation analysis values Alcon's shares at approximately $146 - $166

Summary Valuation Range[1]

($ in millions, except per share data)

Method	Metric	Multiple Range Low	-	Multiple Range High	Enterprise Valuation Low	-	Enterprise Valuation High
Enterprise Value / EBITDA							
LTM	$2,832	13.0x	-	15.0x	$36,816	-	$42,480
		Plus: Net Cash			$2,469	-	$2,469
		Implied Equity Value Range			**$39,285**	-	**$44,949**
		Fully Diluted Shares Outstanding (mm)			305.7		306.2
		Implied per Share Price			**$128.51**	-	**$146.79**
		% Premium / (Discount) to Offer			***(23.5%)***		***(12.6%)***

Method	Metric	Multiple Range Low	-	Multiple Range High	Equity Valuation Low	-	Equity Valuation High
Price / Earnings							
LTM	$2,269	22.0x	-	25.0x	$49,927	-	$56,735
		Fully Diluted Shares Outstanding (mm)			306.7		307.1
		Implied per Share Price			**$162.81**	-	**$184.73**
		% Premium / (Discount) to Offer			***(3.1%)***		***10.0%***
		Average Implied per Share Price			**$145.66**	-	**$165.76**
		% Premium / (Discount) to Offer			***(13.3%)***		***(1.3%)***

Note:
(1) Based on historical LTM figures, adjusted to exclude pre-tax $141 mm expense associated with change-of-control transition and evaluation of Initial Merger Proposal

Source: Public filings, CapIQ, FactSet

Alcon

Table of Contents

Alcon

Alcon Unaffected Share Price Analysis

2009 Trading Activity

Determining Alcon's unaffected share price is a key factor in a precedent squeeze-out premium analysis

Throughout 2009, Alcon's shares steadily rose in conjunction with strong earnings announcements, and volume spikes mostly coincided with those announcements

While there is no evidence of abnormal trading volumes until the UBS Report published on 12/2/09, there is likely some speculative effect in the share price

Greenhill used the closing price the day prior to the UBS Report as a proxy for Alcon's unaffected share price ($149.76 per share)

Share Price One Year Prior to Initial Merger Proposal


Share Price (USD)
$180
$160
$140
$120
$100
$80
$60
Jan-09
Mar-09
May-09
Jul-09
Aug-09
Oct-09
Dec-09
12/2/09: Release of UBS research report speculating on take-out value
EPS exceeded IBES consensus

Daily Trading Volume


Volume (mm)
5
4
3
2
1
0
Jan-09
Mar-09
May-09
Jul-09
Aug-09
Oct-09
Dec-09
Release of UBS report
Average: 0.678 mm
Earnings Announcement

Source: FactSet

Confidential

Alcon

Alcon Analyst Observations

Fundamental Value

While most analyst price targets near the Initial Merger Proposal reflect speculation about the squeeze-out rather than fundamental value, three analysts (JPMorgan, UBS and BMO Capital Markets) published an average fundamental value of $137.83 per share

Analyst Comments

*"Using our derived "unaffected" P/E ratio, the EV/Ebitda multiple prior to the UBS report and Street consensus earnings estimates, we estimate an **unaffected ACL share price of approximately $150 range**, consistent with the prevailing trading price prior to the UBS report published last December."*

- RiskMetrics Group (February 16, 2010)

*"**Fundamentally, we value Alcon closer to $140**, which is based on 17x our 2011 EPS estimate. This is a 20% premium to the current MedTech group multiple of 13.6x (2010 Ests), and would rely on: (1) a positive revaluation for the group, (2) outperformance of Alcon's Surgical business, and (3) maintenance of both Travatan (when Xalatan's patent expires in Sept 2011) and Patanol, which faces formulation patent expiration in late 2010. While we view a potential takeout as favorable for public shareholders, our Neutral rating is based on the company's stand-alone fundamental outlook."*

- JPMorgan (December 29, 2009)

*"In assessing how much Novartis could afford to pay to Alcon minority shareholders, we calculate the NPV of FCFs of the Alcon synergies on top of the **$140 Alcon share price that we regard as fair value** (Alcon's Friday closing price was $148, $8 we believe attributable to takeover speculation)."*

- UBS (December 2, 2009)

*"Scenario 1: The transaction between Novartis and Nestlé does not occur, leaving the ACL shares to trade on their own accord. In this scenario, with the current estimates (remember that Alcon significantly beat consensus in the last 2 quarters), we believe that if stock were to be revalued based on forward EPS estimates, instead of a 19x multiple, the probability is that it would sink to the 17-18x range, or **$130-$137** (or 7-13% downside)."*

- BMO Capital Markets (November 10, 2009)

Pre-Initial Merger Proposal Fundamental Value	
JPMorgan (December 29, 2009)	$140.00
UBS (December 2, 2009)	140.00
BMO Capital Markets (November 10, 2009)	133.50
Other Analysts Views on Fundamental Value	Not Available
Analyst Consensus Mean	**$137.83**

Source: Analyst research, Bloomberg, FactSet

Confidential

Alcon

Squeeze-Out Transactions

Implications of Precedent Data

Applying premiums in squeeze-out transactions greater than $1 billion to the unaffected Alcon price before the release of the UBS Report on 12/2/09 and analyst consensus on fundamental value before the Initial Merger Proposal, yields per share valuations between $162 – $168

Given the prospect for a minority squeeze-out beginning in 2010, it is likely that the pre-UBS Report closing price of $149.76 per share also contains some squeeze-out speculation

Squeeze-Out Premiums Description

- Greenhill reviewed 88 precedent squeeze-outs greater than $1 billion in size since 2000[1]
- Precedent squeeze-outs differ from the proposed Merger Agreement in three meaningful respects:
  - The time elapsed from attaining control to the minority squeeze-out was generally much longer in the precedent universe
  - The proposed merger is governed by Swiss Merger Law and minority shareholders may not be provided the same protections that minority shareholders would be provided in a U.S. squeeze-out transaction
  - The put / call structure between Nestlé and Novartis was fairly unique and had speculative implications on the trading price of Alcon

Squeeze-Out Premiums



25%
20%
15%
10%
5%
0%
15.2%
12.5%
17.8%
15.2%
19.8%
16.9%
1 Day
1 Week
1 Month
Mean
Median

Implied Takeout Price Calculation

	Unaffected Price	Squeeze-Out Premiums Low	-	High	Implied Price Range Low	-	High
Pre-UBS Report Close[2]	$149.76	12.5%	-	16.9%	$168.48	-	$175.07
Equity Analyst Average[3]	137.83	12.5%	-	16.9%	155.06	-	161.12
Implied per Share Price					**$161.77**	-	**$168.10**
% Premium / (Discount) to Offer					*(3.7%)*		*0.1%*

Note:
(1) Squeeze-out universe includes all public minority squeeze-outs globally since 2000, where 15%-50% of shares were acquired and total deal size was greater than $1 billion in size
(2) Unaffected share price assumed to be Alcon closing price on 12/1/09, the day before release of the UBS Report
(3) Unaffected share price of analyst consensus mean on fundamental value price targets near the Initial Merger Proposal (JPMorgan, UBS and BMO Capital Markets)
Source: ThomsonOne, Analyst research

Confidential

Alcon

Table of Contents

Alcon

Novartis Valuation Perspectives

Executive Summary

Greenhill has not received any non-public information regarding Novartis' financial condition, strategic plan, forecasts or performance, but was given access to Novartis management to discuss the prospects of the company in the context of public market expectations

For purposes of analyzing Novartis' bid for the Minority Shares, Greenhill has assumed that Novartis' publicly traded share price accurately reflects its intrinsic value

- Greenhill believes that Novartis' publicly traded share price is an accurate reflection of its intrinsic value based upon the following facts:
  - **Market Capitalization / Liquidity** – Given the size and liquidity of Novartis (i.e., market capitalization of roughly $126 billion USD, with an average of 9.3 mm Swiss-listed shares and ADSs or roughly $493 mm USD traded daily) market pricing should be an efficient reflection of supply / demand based on publicly available information
  - **Comparable Company Trading Multiples** – Novartis trades in line with its Peer Group on a Price/Earnings basis despite analyst expectations that it will generate higher revenue and net income growth rates over the next several years
  - **Broad Analyst Coverage** – Novartis is widely covered by the analyst community
    - 29 analysts have issued price targets in the last two months
    - Of those 29 analysts, 22, 6 and 1 analyst(s) have a Buy, Hold or Sell rating, respectively
    - The median price target for Novartis is CHF 65.00, reflecting a 22% premium to its current price of CHF 53.10
- Greenhill conducted a diligence meeting with Novartis management on December 7, 2010 to confirm that there is no material non-public information that would have a meaningful negative impact on Novartis' stock if publicly disclosed
- In addition, the transaction is structured with a value adjustment to be paid in cash (if necessary), which provides for a fixed value of $168 per share at the end of the measurement period

Confidential

Novartis Share Price Performance

Past Two Years

Novartis has been acquisitive over the past two years, with many international acquisitions

Novartis shares currently trade in line with levels observed two years ago

Five Year Share Price Performance


Share Price (CHF)
80
74
68
62
55
49
43
37
Global Economic Recession
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

Two Year Share Price Performance


Share Price (CHF)
Volume (mm)
CHF65
CHF60
CHF55
CHF50
CHF45
CHF40
CHF35
60
50
40
30
20
10
0
12/23/09 - Novartis acquires Corthera, a biopharmaceutical company with leading cardiovascular drug candidate
3/10/10 - Novartis announces $5 billion bond issue
9/22/10 - Novartis gains FDA approval for Gilenya, a multiple sclerosis treatment
11/4/09 - Novartis acquires Zhejiang Tianyuan, a Chinese vaccines maker
3/27/09 - Novartis acquires Novartis India Ltd through tender offer
5/20/09 - Novartis acquires EBEWE Pharma GmbH, a generic injectables business
1/4/10 - Novartis announces Step 2 Purchase from Nestle, as well as the Initial Merger Proposal
8/26/10 - Novartis completes acquisition of full Nestle stake in Alcon
5/27/09 - Novartis increases its offer price for Novartis India Ltd
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
Jun-10
Sep-10
Dec-10

Source: FactSet, Factiva

Alcon

Novartis Relative Share Price Performance

Past Five Years

Over the past five years, Novartis has underperformed its peers and broader equity indices

3 Month Relative Stock Price Performance


115
110
105
100
95
Sep-10
Oct-10
Nov-10
Dec-10
11% SP500
0% EUP
0% USP
(2%) ACL
(4%) NOVN

1 Year Relative Stock Price Performance


115
110
105
100
95
90
85
80
Dec-09
Feb-10
May-10
Jul-10
Oct-10
Dec-10
13% SP500
(1%) ACL
(4%) USP
(5%) NOVN
(6%) EUP

2 Year Relative Stock Price Performance


220
200
180
160
140
120
100
80
60
Dec-08
May-09
Oct-09
Feb-10
Jul-10
Dec-10
102% ACL
41% SP500
11% USP
7% EUP
(3%) NOVN

5 Year Relative Stock Price Performance


140
120
100
80
60
40
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
17% ACL
3% EUP
(2%) SP500
(12%) USP
(20%) NOVN

Novartis AG — Alcon — Euro Pharma — U.S. Pharma — S&P 500

Note: Euro Pharma Peer Group includes AstraZeneca plc, Bayer AG, GlaxoSmithKline plc, Roche Holding AG and Sanofi-Aventis
U.S. Pharma Peer Group includes Bristol-Myers Squibb, Eli-Lilly, Merck and Pfizer
Source: FactSet

Confidential

Novartis Comparable Companies Analysis

Projected Operating Statistics

Novartis is expected by analysts to deliver revenue growth above its European and U.S. Pharma peers and net income growth in line with its peers over the next three years

2009A – 2012E Revenue CAGR


European Pharma Median: 0%
U.S. Pharma Median: (2%)
5%
Novartis
6%
Bayer
1%
GlaxoSmithKline
0%
Sanofi-Aventis
0%
Roche
(2%)
AstraZeneca
1%
Merck
(1%)
Eli Lilly
(2%)
Bristol-Myers Squibb
(3%)
Pfizer

2009A – 2012E Net Income CAGR


European Pharma Median: 14%
U.S. Pharma Median: 0%
6%
Novartis
39%
Bayer
20%
Roche
14%
Sanofi-Aventis
6%
GlaxoSmithKline
4%
AstraZeneca
11%
Pfizer
3%
Bristol-Myers Squibb
(2%)
Eli Lilly
(7%)
Merck

Note: Novartis CAGRs shown pro forma for acquisition of Alcon. Pfizer CAGRs shown pro forma for acquisition of Wyeth. Merck CAGRs shown pro forma for acquisition of Schering-Plough

Source: IBES estimates as of December 13, 2010, FactSet, Capital IQ

Alcon

Novartis 2010E net income and EBITDA margins are below European and U.S. Pharma peer groups

Novartis Comparable Companies Analysis

Projected Operating Statistics

2010E EBITDA Margin


European Pharma Median: 39%
U.S. Pharma Median: 39%
31%
42%
41%
39%
32%
20%
48%
40%
37%
34%
Novartis
AstraZeneca
Sanofi-Aventis
Roche
GlaxoSmithKline
Bayer
Pfizer
Merck
Bristol-Myers Squibb
Eli Lilly

2010E Net Income Margin


European Pharma Median: 23%
U.S. Pharma Median: 23%
22%
28%
27%
23%
17%
8%
27%
23%
23%
19%
Novartis
Sanofi-Aventis
AstraZeneca
Roche
GlaxoSmithKline
Bayer
Pfizer
Merck
Eli Lilly
Bristol-Myers Squibb

Source: IBES estimates as of December 13, 2010, FactSet, Capital IQ

Confidential

Alcon

On an EV / EBITDA basis, Novartis commands a premium multiple to its Pharma peers

Novartis Comparable Companies Analysis

Trading Statistics

2010E EV / EBITDA


European Pharma Median: 8.1x
U.S. Pharma Median: 5.7x
8.8x
8.4x
8.2x
8.1x
5.6x
5.0x
6.7x
6.0x
5.3x
5.0x
Novartis
Bayer
GlaxoSmithKline
Roche
Sanofi-Aventis
AstraZeneca
Merck
Bristol-Myers Squibb
Eli Lilly
Pfizer

2011E EV / EBITDA


European Pharma Median: 7.1x
U.S. Pharma Median: 5.8x
7.9x
7.5x
7.5x
7.1x
5.8x
4.9x
6.7x
5.9x
5.6x
5.1x
Novartis
Roche
Bayer
GlaxoSmithKline
Sanofi-Aventis
AstraZeneca
Merck
Bristol-Myers Squibb
Eli Lilly
Pfizer

Source: IBES estimates as of December 13, 2010, FactSet, Capital IQ

Alcon

On a P/E basis, Novartis trades in line with its European Pharma peers and above the U.S. Pharma peers

Novartis Comparable Companies Analysis

Trading Statistics

2010E P/E


European Pharma Median: 11.0x
U.S. Pharma Median: 9.2x
11.5x
17.7x
13.8x
11.0x
7.8x
7.3x
12.2x
10.6x
7.8x
7.8x
Novartis
Bayer
GlaxoSmithKline
Roche
AstraZeneca
Sanofi-Aventis
Bristol-Myers Squibb
Merck
Eli Lilly
Pfizer

2011E P/E


European Pharma Median: 10.0x
U.S. Pharma Median: 8.9x
10.4x
14.7x
11.0x
10.0x
7.8x
7.5x
11.8x
9.6x
8.3x
7.6x
Novartis
Bayer
GlaxoSmithKline
Roche
AstraZeneca
Sanofi-Aventis
Bristol-Myers Squibb
Merck
Eli Lilly
Pfizer

Source: IBES estimates as of December 13, 2010, FactSet, Capital IQ

Confidential

Alcon®

Novartis Comparable Companies Analysis

Trading Statistics

(CHF in millions, except per share data)

Company	CHF Price as of 12/13/10	Discount from 52-week High	Equity Value (CHF)	Enterprise Value (CHF)	Enterprise Value / Revenue			Enterprise Value / EBITDA			Price / Earnings			CY2011E PEG Ratio	Net Debt / 2010 EBITDA
					CY2010E	CY2011E	CY2012E	CY2010E	CY2011E	CY2012E	CY2010E	CY2011E	CY2012E		
European Pharma Peers															
Roche	141.60	24.4%	122,411	152,192	3.12x	3.06x	2.96x	8.1x	7.5x	7.1x	11.0x	10.0x	9.2x	1.0x	1.5x
GlaxoSmithKline	19.25	7.0%	100,922	115,661	2.65x	2.68x	2.57x	8.2x	7.1x	6.6x	13.8x	11.0x	10.1x	2.7x	1.0x
Sanofi-Aventis	63.49	16.8%	82,909	91,098	2.28x	2.34x	2.37x	5.6x	5.8x	6.0x	7.3x	7.5x	8.2x	N.M.	0.5x
Bayer	74.24	3.1%	61,392	73,308	1.64x	1.58x	1.51x	8.4x	7.5x	6.9x	17.7x	14.7x	13.0x	1.3x	1.4x
AstraZeneca	46.87	10.0%	67,964	67,254	2.11x	2.11x	2.22x	5.0x	4.9x	5.1x	7.8x	7.8x	8.4x	2.1x	-0.1x
				Peer Group Mean	**2.36x**	**2.35x**	**2.32x**	**7.0x**	**6.6x**	**6.4x**	**11.5x**	**10.2x**	**9.8x**	**1.8x**	**0.8x**
				Peer Group Median	**2.28x**	**2.34x**	**2.37x**	**8.1x**	**7.1x**	**6.6x**	**11.0x**	**10.0x**	**9.2x**	**1.7x**	**1.0x**
U.S. Pharma Peers															
Pfizer	16.64	15.6%	134,152	155,630	2.39x	2.43x	2.59x	5.0x	5.1x	5.2x	7.8x	7.6x	8.0x	2.4x	0.7x
Merck	34.94	13.1%	107,975	117,633	2.67x	2.71x	2.75x	6.7x	6.7x	6.5x	10.6x	9.6x	9.1x	1.6x	0.4x
Bristol-Myers Squibb	25.42	6.2%	43,831	42,137	2.24x	2.15x	2.48x	6.0x	5.9x	7.4x	12.2x	11.8x	13.5x	5.1x	-0.2x
Eli Lilly	33.85	8.2%	39,125	40,082	1.81x	1.84x	1.97x	5.3x	5.6x	6.4x	7.8x	8.3x	9.8x	N.M.	0.1x
				Peer Group Mean	**2.28x**	**2.28x**	**2.45x**	**5.8x**	**5.8x**	**6.4x**	**9.6x**	**9.3x**	**10.1x**	**3.0x**	**0.2x**
				Peer Group Median	**2.31x**	**2.29x**	**2.53x**	**5.7x**	**5.8x**	**6.4x**	**9.2x**	**8.9x**	**9.5x**	**2.4x**	**0.3x**
Novartis	**53.10**	**12.1%**	**121,839**	**146,102**	**2.80x**	**2.51x**	**2.46x**	**8.8x**	**7.9x**	**7.7x**	**11.5x**	**10.4x**	**10.1x**	**1.5x**	**1.1x**

Source: IBES estimates as of December 13, 2010, FactSet, Capital IQ

Alcon

Relative Valuation Metrics Over Time

Consistent with current valuations, Novartis has historically traded at a premium to its Pharma Peer Groups on an EV / EBITDA basis and inline with its Pharma Peer Groups on a P/E basis

However, the EV / EBITDA multiple premium has generally contracted over the past few years

Novartis NTM EV/EBITDA Valuation vs. Pharma Peer Groups


14x
12x
10x
8x
6x
4x
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
NOVN 8.1x
Euro 6.5x
US 5.8x
Novartis
Euro Pharma
U.S. Pharma

Novartis NTM P/E Valuation vs. Pharma Peer Groups


22x
18x
14x
10x
6x
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
NOVN 10.4x
Euro 10.2x
US 9.3x
Novartis
Euro Pharma
U.S. Pharma

Note: Euro Pharma Peer Group includes AstraZeneca plc, Bayer AG, GlaxoSmithKline plc, Roche Holding AG and Sanofi-Aventis
US Pharma Peer Group includes Bristol-Myers Squibb, Eli-Lilly, Merck and Pfizer
Source: FactSet

Confidential

Alcon

Relative Valuation Metrics Over Time

Novartis has historically traded at a premium or in line with Bayer and Roche on an EV/EBITDA basis and at a slight discount on a P/E basis

Novartis NTM EV/EBITDA Valuation vs. Bayer & Roche



14x
12x
10x
8x
6x
4x
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
NOVN 8.1x
Bayer 7.5x
Roche 7.5x
Novartis
Bayer
Roche

Novartis NTM P/E Valuation vs. Bayer & Roche



24x
20x
16x
12x
8x
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Bayer 14.7x
NOVN 10.4x
Roche 10.0x
Novartis
Bayer
Roche

Greenhill

Source: FactSet

Alcon

Novartis Analyst Observations

Fundamental Value

Analysts have established a median price target of CHF 65.00 for Novartis, compared to its current price of CHF 53.10

Analyst Comments

"In particular the company's unyielding commitment to innovation sets it apart from many companies focused on short term R&D (and other) cost savings, while its diversification adds a visibility of earnings that is seldom found with competitors…In addition, we believe a further $1.1bn of savings from sales force restructuring ahead of patent expirations will also be made over 2011-15. This discipline in driving growth and managing costs leaves Novartis as our top-pick European large cap Pharma company. BUY."

- Deutsche Bank (November 22, 2010)

"Novartis delivered a solid if slightly underwhelming presentation yesterday that nonetheless supported our view they remain top-pick (with Bayer) in EU pharma. Novartis now looks set to keep growing through its pharma cliff, with an enviable combination of best-in-class pipeline, plenty of room for further cost efficiencies, consensus forecasts that still look too low for the inline portfolio and a rejuvenated performance across non-pharma (consumer solid, meningitis driving vaccines, biosimilars/US restruct. driving Sandoz)."

- Collins Stewart (November 18, 2010)

"Novartis provided a 4-step operating model that projects 5% industry sales growth (210-2015 CAGR) which Novartis hopes to beat due to new product launches. Novartis referred to the spread of their expected sales growth and the market growth rates as "innovation premium". Novartis hopes to achieve operating profit growth ahead of sales growth driven by operating leverage and use cash leverage to drive cash flow growth beyond operating profit growth…Reiterate Overweight rating and PT of SFr67.60."

- JPMorgan Cazenove (November 18, 2010)

Analyst Price Targets

Date	Broker	View	Target Price
12/14/10	Neue Zuercher Bank	Hold	NA
12/13/10	Nomura	Buy	CHF 65.00
12/10/10	Sanford C. Bernstein & Co	Buy	62.00
12/10/10	Bank Vontobel AG	Buy	70.00
12/10/10	Helvea	Buy	72.00
12/09/10	AlphaValue	Buy	65.30
12/07/10	Credit Suisse	Buy	61.00
12/07/10	Raymond James	Buy	70.00
12/07/10	Exane BNP Paribas	Buy	69.00
12/07/10	Collins Stewart	Buy	75.00
12/06/10	Oddo & Cie	Buy	63.00
12/02/10	WestLB Equity Markets	Buy	69.00
12/01/10	Kepler Capital Markets	Hold	56.00
12/01/10	S&P Equity Research	Hold	60.00
11/29/10	DZ Bank AG	Buy	61.00
11/22/10	Independent Research GmbH	Buy	68.00
11/18/10	Evolution Securities	Buy	61.00
11/18/10	Redburn Partners	Buy	NA
11/12/10	Berenberg Bank	Hold	62.50
11/09/10	Jefferies	Buy	67.00
11/04/10	Day by Day	Hold	NA
11/03/10	MF Global Equities Research	Sell	40.00
10/25/10	JPMorgan	Buy	67.60
10/22/10	Zuercher Kantonalbank	Buy	NA
10/22/10	Barclays Capital	Hold	53.00
10/21/10	RBS	Buy	73.00
10/21/10	Deutsche Bank	Buy	66.00
10/21/10	CM - CIC Securities(ESN)	Buy	65.00
10/21/10	National Bank AG	Buy	64.00

Buy
Hold
Sell

Mean	CHF 64.22
Median	65.00

Source: Analyst research, Bloomberg, FactSet

Confidential

Alcon

Table of Contents

Alcon / Novartis Relative Exchange Ratio

Alcon and Novartis have exhibited consistent relative exchange ratios over time periods before and after the Nestlé / Novartis deal announcement, ranging from ~2.7x to 3.0x, with an average around 2.8x

Three Months Prior to Initial Merger Proposal


3.1x
3.0x
2.9x
2.8x
2.7x
2.6x
2.5x
Sep-09
Oct-09
Nov-09
Nov-09
Dec-09
Jan-10
3.0x
Average: 2.8x

Between Step 1 and Step 2 Announcements


3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
Apr-08
Aug-08
Dec-08
Apr-09
Aug-09
Jan-10
3.0x
Average: 2.6x

6 Months Prior to 4/4/08 Relative Exchange Ratio


3.2x
3.1x
3.0x
2.9x
2.8x
2.7x
2.6x
2.5x
2.4x
2.3x
Oct-07
Nov-07
Dec-07
Jan-08
Feb-08
Apr-08
2.8x
Average: 2.8x

Since Initial Merger Proposal


3.3x
3.2x
3.1x
3.0x
2.9x
2.8x
Jan-10
Mar-10
May-10
Jul-10
Oct-10
Dec-10
2.9x
Average: 3.0x

Source: FactSet

Confidential

Alcon

Contribution Analysis

Minority Shareholders' higher pro forma ownership relative to contribution of operating metrics reflects Alcon's higher relative growth prospects

Contribution Analysis



Minority Pro Forma Ownership: 8.6%(1)
2011E Revenue
96.7%
3.3%
2012E Revenue
96.5%
3.5%
2013E Revenue
96.2%
3.8%
2011E EBIT
94.4%
5.6%
2012E EBIT
94.2%
5.8%
2013E EBIT
93.4%
6.6%
2011E Net Income
94.1%
5.9%
2012E Net Income
93.9%
6.1%
2013E Net Income
93.0%
7.0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Novartis + Stake in Alcon
Alcon - Minority

Note:
(1) Minority Shareholders pro forma ownership in Novartis assumes base of 2.8 Novartis shares for every Alcon share (does not include adjustments made in cash or stock to reach $168 per share)
Source: BofA Merrill Lynch Research, Alcon Management (Strategic Plan)

Confidential

Alcon®

Minority Shareholders will receive meaningful earnings and dividend per share accretion as well as a more liquid security (as measured by average daily trading volume) and lower volatility

However, the combination with Novartis dilutes Alcon's standalone growth profile

Has / Gets Analysis

Alcon Standalone(1) vs. Novartis Pro Forma for Squeeze-Out(2)

2011E EPS(3)



$8.46
$12.91
Alcon
PF Novartis

2011E Dividend Per Share(3)



$3.26
$7.11
Alcon
PF Novartis

2009A-2012E Revenue Growth CAGR(4)



8.9%
5.4%
Alcon
PF Novartis

2009A-2012E Net Income Growth CAGR(4)



12.2%
6.4%
Alcon
PF Novartis

Notes:
(1) Alcon projections according to Strategic Plan
(2) Pro forma Novartis projections from Deutsche Bank Equity Research (11/22/10) assuming completion of squeeze-out in 2010
(3) Pro forma Novartis projections assume Minority Shareholders receive 2.8 Novartis shares for each Alcon share. EPS and dividend per share do not include potential additional impact of cash received for Alcon shares in addition to 2.8 exchange ratio
(4) Novartis 2009A and 2012E financials pro forma for full ownership of Alcon
Source: Deutsche Bank Equity Research (11/22/10), Strategic Plan, public filings

Confidential

Alcon

Table of Contents

Alcon

Summary Conclusions

- Based on and subject to the foregoing, including the matters considered and limitations and assumptions set forth in Greenhill's written opinion letter to be delivered to the IDC in connection with these materials, Greenhill is of the opinion that as of the date hereof the consideration to be received by the holders of the Minority Shares pursuant to the proposed Merger Agreement is fair, from a financial point of view, to such holders
- Greenhill's written opinion sets forth certain assumptions made, matters considered and limitations on the review undertaken by Greenhill
- The IDC is urged to read Greenhill's written opinion letter carefully and in its entirety

Confidential

Alcon

Table of Contents

Alcon

Alcon Comparable Company Analysis

Trading Statistics

($ in millions, except per share data)

Company	Price as of 12/13/10	Discount from 52-week High	Equity Value	Enterprise Value	Enterprise Value / Revenue CY2010E	Enterprise Value / Revenue CY2011E	Enterprise Value / Revenue CY2012E	Enterprise Value / EBITDA CY2010E	Enterprise Value / EBITDA CY2011E	Enterprise Value / EBITDA CY2012E	Price / Earnings CY2010E	Price / Earnings CY2011E	Price / Earnings CY2012E	CY2011E PEG Ratio	Net Debt / 2010E EBITDA
Johnson & Johnson	$61.86	6.6%	$172,341	$162,240	2.61x	2.53x	2.40x	8.2x	7.7x	7.3x	13.0x	12.5x	11.6x	2.1x	-0.5x
Abbott Laboratories	47.48	16.4%	73,395	88,341	2.52x	2.31x	2.21x	8.3x	7.7x	7.1x	11.3x	10.1x	9.4x	1.0x	1.4x
Medtronic	36.11	22.6%	39,316	45,907	2.89x	2.79x	2.66x	7.8x	7.5x	7.2x	10.8x	10.2x	9.5x	1.1x	1.1x
Baxter	50.36	18.6%	29,662	31,989	2.46x	2.35x	2.22x	8.5x	8.0x	7.6x	12.6x	12.0x	11.1x	1.2x	0.6x
Allergan	69.30	7.5%	21,705	20,828	4.31x	4.01x	3.70x	13.1x	11.6x	10.2x	22.3x	19.4x	16.7x	1.3x	-0.6x
Stryker	53.08	11.1%	21,253	17,753	2.44x	2.29x	2.16x	8.0x	7.5x	6.8x	16.2x	14.7x	13.4x	1.4x	-1.6x
St. Jude Medical	40.85	4.7%	13,565	14,701	2.88x	2.61x	2.47x	9.2x	8.3x	7.6x	13.8x	12.4x	11.2x	1.0x	0.7x
Zimmer Holdings	52.36	19.2%	10,388	10,545	2.51x	2.40x	2.31x	6.8x	6.4x	6.1x	12.1x	11.3x	10.6x	1.2x	0.1x
Peer Group Mean					**2.83x**	**2.66x**	**2.52x**	**8.7x**	**8.1x**	**7.5x**	**14.0x**	**12.8x**	**11.7x**	**1.3x**	**0.2x**
Peer Group Median					**2.56x**	**2.46x**	**2.36x**	**8.3x**	**7.7x**	**7.3x**	**12.8x**	**12.2x**	**11.1x**	**1.2x**	**0.3x**
Alcon (IBES)	**$160.72**	**5.8%**	**$49,277**	**$46,808**	**6.56x**	**6.06x**	**5.62x**	**16.5x**	**14.9x**	**13.6x**	**21.1x**	**19.2x**	**17.5x**	**1.8x**	**-0.9x**
Alcon (Mgmt)	**160.72**	**5.8%**	**49,277**	**46,808**	**6.59x**	**6.05x**	**5.58x**	**16.1x**	**14.6x**	**13.4x**	**21.2x**	**19.1x**	**17.4x**	**1.8x**	**-0.9x**

Source: IBES estimates as of December 13, 2010, FactSet, Capital IQ

Confidential

Alcon

Alcon Comparable Company Analysis

Operating Statistics

Company	Sales Growth CY2010E	Sales Growth CY2011E	Sales Growth CY2012E	EBITDA Margin CY2010E	EBITDA Margin CY2011E	EBITDA Margin CY2012E	Net Income Margin CY2010E	Net Income Margin CY2011E	Net Income Margin CY2012E	Long-Term Growth
Johnson & Johnson	0.3%	3.5%	5.1%	31.9%	32.7%	32.9%	21.3%	21.5%	22.0%	6.0%
Abbott Laboratories	14.2%	8.8%	4.6%	30.2%	30.1%	31.1%	18.5%	19.0%	19.5%	9.9%
Medtronic	2.9%	3.5%	5.0%	37.0%	37.2%	36.9%	23.0%	23.4%	24.0%	9.2%
Baxter	3.5%	4.8%	5.5%	29.1%	29.3%	29.4%	18.1%	18.1%	18.6%	10.1%
Allergan	8.5%	7.7%	8.1%	33.0%	34.6%	36.4%	20.2%	21.6%	23.1%	14.8%
Stryker	8.1%	6.9%	5.7%	30.5%	30.4%	31.8%	18.0%	18.6%	19.3%	10.5%
St. Jude Medical	9.1%	10.2%	5.6%	31.4%	31.4%	32.6%	19.3%	19.4%	20.4%	12.5%
Zimmer Holdings	2.5%	4.5%	4.1%	36.9%	37.6%	37.8%	20.4%	20.9%	21.6%	9.8%
Peer Group Mean	**6.1%**	**6.2%**	**5.5%**	**32.5%**	**32.9%**	**33.6%**	**19.9%**	**20.3%**	**21.1%**	**10.3%**
Peer Group Median	**5.8%**	**5.9%**	**5.3%**	**31.7%**	**32.0%**	**32.8%**	**19.7%**	**20.1%**	**21.0%**	**10.0%**
Alcon (IBES)	**9.8%**	**8.3%**	**7.8%**	**39.8%**	**40.7%**	**41.3%**	**32.7%**	**33.2%**	**33.9%**	**10.5%**
Alcon (Mgmt)	**9.2%**	**9.0%**	**8.3%**	**40.9%**	**41.3%**	**41.6%**	**32.8%**	**33.3%**	**33.8%**	**10.5%**

Source: Strategic Plan, FactSet, Capital IQ

Confidential

Alcon

Alcon Weighted Average Cost of Capital Analysis

Greenhill has chosen a mid-point WACC of 9.0% to coincide with a low debt-to-equity ratio, which is consistent with both Alcon and its Peer Group's historical capital structure

Peer Group WACC Analysis

Assumptions:	
Risk Free Rate[1]	4.41%
Market Risk Premium[2]	6.70%
Peer Tax Rate	35%
Alcon Tax Rate	27%

Company	Predicted Equity Beta [3]	Net Debt / Market Equity	Unlevered Asset Beta	Cost of Debt Pre Tax [4]	Company WACC
Peer Group					
Johnson & Johnson	0.45	0.0%	0.45	3.1%	7.4%
Abbott Laboratories	0.46	20.3%	0.41	2.9%	6.4%
Medtronic	0.91	16.8%	0.82	2.9%	9.1%
Baxter	0.67	7.1%	0.64	3.7%	8.5%
Allergan	0.77	0.0%	0.77	3.1%	9.6%
Stryker	0.81	0.0%	0.81	4.0%	9.9%
St. Jude Medical	0.68	8.4%	0.65	4.1%	8.5%
Zimmer Holdings	0.82	1.5%	0.81	4.3%	9.8%
Mean	**0.70**	**6.7%**	**0.67**	**3.5%**	**8.6%**
Median	**0.73**	**4.3%**	**0.71**	**3.4%**	**8.8%**

Relevering of Asset Beta Based on the Following Target Capital Structures

Net Debt / Equity	Relevered Median Beta	Cost of Debt (Pre-Tax) [5]	Cost of Debt (Post-Tax) [6]	Cost of Equity (U.S.)	Weighted Avg. Cost of Capital
0.0%	0.71	4.1%	3.0%	9.2%	9.2%
3.0%	0.72	4.1%	3.0%	9.3%	9.1%
6.0%	0.74	4.1%	3.0%	9.4%	9.0%
9.0%	0.75	4.1%	3.0%	9.5%	8.9%
12.0%	0.77	4.1%	3.0%	9.6%	8.9%
15.0%	0.79	4.1%	3.0%	9.7%	8.8%

Notes:
(1) Risk-free rate of 4.41% Based on 30-year U.S. treasury note as of December 13, 2010
(2) Market risk premium of 6.70% based on Ibbotson Associates long-term historical equity risk premium
(3) Based on predictive Barra betas as of November 2010
(4) Source: Bloomberg
(5) Yield as of December 13, 2010 on longest maturity notes with pricing available for Allergan ($650 mm notes due 9/15/20)
(6) Assumed Alcon marginal tax rate of 27.0%
Source: Bloomberg, Ibbotsons, FactSet, Barra

Confidential

Alcon

Table of Contents

Confidential

Alcon

Alcon Quarterly Shareholder Evolution

Alcon's top shareholders have been very stable over time

In addition, Alcon employees own ~11% of the minority shares outstanding (on a diluted basis), which equates to ~3% of total Alcon shares outstanding (on a diluted basis)

Quarterly Shareholder Evolution

Rank	Holder Name	Current % Minority	9/30/2010	6/30/2010	3/31/2010	12/31/2009	09/30/2009	06/30/2009
1	AllianceBernstein LP	13.6%	9,827,570	10,635,028	11,487,183	10,907,226	8,825,293	5,318,474
2	Jennison Associates LLC	5.7%	4,141,102	4,184,247	4,956,613	6,561,413	6,574,566	6,744,392
3	JGD Management Corp.	5.3%	3,791,907	1,986,504	2,106,250	-	-	-
4	Janus Capital Management LLC	5.2%	3,726,442	4,097,343	4,466,773	4,580,294	4,322,369	4,484,821
5	S.A.C. Capital Advisors LP	4.6%	3,345,938	2,686,942	2,520,737	506,871	26,809	133,000
6	BlackRock Fund Advisors	2.5%	1,769,919	1,704,387	2,131,338	2,738,519	573,172	492,667
7	Franklin Mutual Advisers LLC	2.3%	1,673,649	1,719,253	950,199	-	-	-
8	Morgan Stanley & Co., Inc.	2.2%	1,584,964	1,769,280	1,946,889	32,279	25,663	28,989
9	Deutsche Bank Investment Management, Inc.	2.2%	1,574,880	2,504,795	2,626,393	26,220	11,280	27,638
10	Paulson & Co., Inc.	1.9%	1,360,200	966,500	-	-	-	-
11	Mason Capital Management LLC	1.8%	1,327,338	742,315	1,022,325	-	-	-
12	Farallon Capital Management LLC	1.7%	1,247,088	1,060,871	-	-	-	-
13	Canyon Capital Advisors LLC	1.5%	1,093,172	1,198,516	800,000	-	-	-
14	Gruss Asset Management LP	1.5%	1,050,000	1,000,000	1,185,000	-	-	-
15	Calamos Advisors LLC	1.4%	1,028,899	1,081,789	1,108,301	1,140,982	1,079,623	1,067,681
16	Magnetar Financial LLC	1.2%	888,374	-	459,500	-	-	-
17	Pentwater Capital Management LP	1.2%	886,000	365,000	10,000			
18	Carlson Capital LP	1.1%	765,000	468,926	386,726	-	20,246	42,800
19	Westfield Capital Management Co. LP	1.1%	758,844	741,217	71,400	-	-	2,600
20	State Street Global Advisors	1.0%	742,438	640,528	140,405	243,184	123,894	138,324
	Total Top 20 Holdings %		**59.0%**	**56.4%**	**55.7%**	**38.8%**	**31.4%**	**27.0%**

Increased Position   Decreased Position

Note: Current % of Minority Shares based on basic Minority Shares outstanding as of 11/30/10 per Alcon Management
Source: Alcon Management, CapitalIQ, FactSet

Greenhill